EXHIBIT 32.1

Certification Required by 18 U.S.C. Sec. 1350

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In connection with the filing by Hospitality Properties Trust (the “Company”) of the Quarterly Report on Form 10-Q for the period ended March 31, 2015 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry M. Portnoy	/s/ John G. Murray
Barry M. Portnoy	John G. Murray
Managing Trustee	President and Chief Operating Officer

/s/ Adam D. Portnoy	/s/ Mark L. Kleifges
Adam D. Portnoy	Mark L. Kleifges
Managing Trustee	Treasurer and Chief Financial Officer

Date: May 7, 2015